EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-58570) pertaining to the 1983 Incentive Stock Option Plan of Intrusion Inc., the 1987 Incentive Stock Option Plan of Intrusion Inc., the Registration Statement (Form S-8, No. 333-60928), the Registration Statement (Form S-8, No. 333-57948) pertaining to the 1995 Stock Option Plan of Intrusion Inc., as amended, the Registration Statement (Form S-8, No. 33-34484), the Registration Statement (Form S-8, No. 333-90408) pertaining to the 1995 Non-employee Director Stock Option Plan of Intrusion Inc., as amended, the Registration Statement (Form S-8, No. 33-42927) pertaining to the 1997 Employee Stock Purchase Plan of Intrusion Inc., the Registration Statement (Form S-8, No. 33-80898) pertaining to the 401(k) Savings Plan of Intrusion Inc., the Registration Statement (Form S-8, No. 333-53813) pertaining to the Essential Communication Corporation 1996 Stock Option Plan, and the Registration Statement (Form S-8, No. 333-125816) pertaining to the Intrusion Inc. 2005 Stock Incentive Plan of our report dated March 28, 2008, with respect to the consolidated financial statements of Intrusion Inc. included in its Annual Report (Form 10-KSB) for the years ended December 31, 2007 and 2006.

/s/ KBA Group LLP
Dallas, Texas
March 28, 2008